Exhibit (f)(4)(a)
Exhibit A
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Participation Agreement Form
1.	Election regarding Plan participation for the calendar year ____________________

by ______________________________________.
(Trustee)
I hereby certify that I have been given the opportunity to participate in Pacific Select Fund (the “Fund”) Trustees’ Deferred Compensation Plan, as amended (the “Plan”), and I understand its provisions, which are incorporated herein by reference. I choose to participate in the Plan and agree to be bound by the terms thereof.
2.	Authorization for Deferral

I hereby authorize the Fund to defer the following amount $____________ quarterly from the Compensation payable to me as Trustee.

Trustee’s Signature:	Date:

Print Name:

Exhibit B-1
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Initial Pay-Out Option Form For A Specified Calendar Year
Sub-Account (Deferral Year):
I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):
[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.
     _____________________________
     (Year Designated)
[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.
     _____________________________
     (Year Designated)
[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.
     _____________________________
     (Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit B-2
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)
Non-Grandfathered Sub-Account          Sub-Account (Deferral Year):
To be effective, a change in Pay-Out Option for a Non-Grandfathered Sub-Account must be made at least twelve (12) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option. In addition, no such change in Pay-Out Option may take effect for at least twelve (12) months and must further defer receipt of the Non-Grandfathered Sub-Account at least five (5) years beyond the date pay-out would have begun under the immediately prior effective designated Pay-Out Option.
I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):
[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.
     _____________________________
     (Year Designated)
[ ] 2.	Up to ten (10) annual installments beginning in January of the period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.
     _____________________________
     (Number of Installments)
This election will be in effect and will be used to determine how this Sub-Account is paid, unless a new properly completed Pay-Out Option Form is completed and is received by the Plan Administrator no later than the date required by the Plan.

Trustee’s Signature:	Date:

Print Name:

3

Exhibit B-3
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)
Grandfathered Sub-Account          Sub-Account (Deferral Year):
To be effective, a change in Pay-Out Option for a Grandfathered Sub-Account must be made at least six (6) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option.
I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):
[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.
     _____________________________
     (Year Designated)
[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.
     _____________________________
     (Year Designated)
[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.
     _____________________________
     (Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit C
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Designation of Credit Rate Options Form
For All Deferred Variable Compensation, All Years
          Instructions: Please select the Credit Rate Option(s) and the percentage of the amount of deferred Variable Compensation (which will include your existing Account balance attributable to Variable Compensation) you wish to allocate to each Credit Rate Option (percentages must total 100%). The amount of income, gains and losses credited under each Credit Rate Option shown below shall be equal to the total return of the Class A shares of the PL Portfolio Optimization Funds, PL Alternative Strategies Fund and PAM Income Series Funds, and Class P shares of the other funds of Pacific Life Funds (the “PL Underlying Funds”). (Designations may be made in up to five (5) Credit Rate Options at any one time, with a minimum allocation of 5% to any one Credit Rate Option.). To change Credit Rate Options or percentage allocations, file a new Designation of Credit Rate Options Form (percentages must total 100%). No more than 12 change forms may be submitted per calendar year.
I hereby elect the following Credit Rate Options, in the percentages indicated below, for allocation of deferred Variable Compensation as authorized in Section II of the Deferred Compensation Participation Agreement and Section IV(B) of the Plan:

Credit Rate Option/Fund	Percentage	Credit Rate Option/Fund	Percentage
Fund of Funds (Class A):		PL Short Duration Bond	%

PL Portfolio Optimization Conservative	%	PL Emerging Markets Debt	%

PL Portfolio Optimization Moderate-Conservative	%	PL Comstock	%

PL Portfolio Optimization Moderate	%	PL Growth LT	%

PL Portfolio Optimization Moderate-Aggressive	%	PL Large-Cap Growth	%

PL Portfolio Optimization Aggressive	%	PL Large-Cap Value	%

PL Alternative Strategies	%	PL Main Street Core	%

PAM Income Series Funds (Class A):		PL Mid-Cap Equity	%

PL Short Duration Income	%	PL Mid-Cap Growth	%

PL Income	%	PL Small-Cap Growth	%

PL Strategic Income	%	PL Small-Cap Value	%

PL Floating Rate Income	%	PL Real Estate	%

PL Limited Duration High Income (1)
PL High Income	%	PL Emerging Markets	%

PL Money Market	%	PL International Large-Cap	%

Underlying Funds (Class P):		PL International Value	%

PL Floating Rate Loan	%	PL Currency Strategies (1)	%

PL Inflation Managed	%	PL Global Absolute Return (1)	%

PL Managed Bond	%	PL Precious Metals (1)	%

(1)	Available on August 1, 2013
I am aware that if the above designations are different than the designations on an existing Account for deferred Variable Compensation, such existing Account balance will be reallocated as specified above, along with any future deferred Variable Compensation. I am also aware that the Credit Rate Option for deferred Money Market Compensation (including my existing Account balance attributable to Money Market Compensation) shall be the Money Market Credit Rate Option.

Trustee’s Signature:	Date:

Print Name:

Form effective: June 1, 2013
Revised May 31, 2013

Exhibit D
PACIFIC SELECT FUND
TRUSTEES’ DEFERRED COMPENSATION PLAN
Designation of Beneficiary Form
For All Deferred Compensation
     I designate the following as Beneficiary(s) of my death benefit, if any:

Primary:	Relationship:

Address:	Percentage:

Primary:	Relationship:

Address:	Percentage:

Contingent:	Relationship:

Address:

I understand that the Beneficiary(s) designated herein is/are my Beneficiary(s) with respect to the percentage of my entire Account (which may consist of both Grandfathered Sub-Accounts and Non-Grandfathered Sub-Accounts) as noted above. I understand and agree that I am responsible for advising the Plan Administrator of changes in status of the Beneficiary(s) designated herein (e.g., death, name change, address change, etc.).

Trustee’s Signature:	Date:

Print Name:

Witness’ Signature:

Print Name: